EXHIBIT 99.1
CONTACTS:
Medicis
Medicis, Kara Stancell, Investor Relations & Corporate Communications, (602) 808-3854
IPSEN TO GRANT MEDICIS RIGHTS TO DISTRIBUTE AND PROMOTE IPSEN’S BOTULINUM TOXIN PRODUCT TO THE
AESTHETIC MARKET
SCOTTSDALE, Arizona (USA)—March 13, 2006—Medicis (NYSE:MRX) today announced the signing of an agreement whereby subject only to the closing of Allergan Inc.’s tender offer for Inamed Corp. shares (“Allergan Tender Offer”) Ipsen (Eurolist by Euronext™:IPN) will grant Aesthetica Ltd, a wholly owned subsidiary of Medicis (“Medicis”), rights to develop, distribute and commercialize Ipsen’s botulinum toxin product in the United States, Canada and Japan for aesthetic use by physicians. The product is commonly referred to as Reloxin® in the U.S. aesthetic market and Dysport® for medical and aesthetic markets outside the U.S. The product is not currently approved for use in the U.S. Ipsen will recover its rights to Reloxin® at the time of the closing of the Allergan Tender Offer.
Further information shall be provided following the closing of the Allergan Tender Offer.
About Medicis
Medicis is the leading independent specialty pharmaceutical company in the United States focusing primarily on the treatment of dermatological and podiatric conditions and aesthetics medicine. The Company is dedicated to helping patients attain a healthy and youthful appearance and self-image. Medicis has leading branded prescription products in a number of therapeutic categories, including acne, eczema, fungal infections, psoriasis, rosacea, seborrheic dermatitis and skin and skin-structure infections. The Company’s products have earned wide acceptance by both physicians and patients due to their clinical effectiveness, high quality and cosmetic elegance.
The Company’s products include the prescription brands RESTYLANE®, DYNACIN® (minocycline HCl), LOPROX® (ciclopirox), OMNICEF® (cefdinir), PLEXION® (sodium sulfacetamide/sulfur), TRIAZ® (benzoyl peroxide), LIDEX® (fluocinonide) Cream, 0.05%, VANOS™ (fluocinonide) Cream, 0.1%, and SYNALAR® (fluocinolone acetonide), BUPHENYL® (sodium phenylbutyrate) and AMMONUL® (sodium phenylacetate/sodium benzoate), prescription products indicated in the treatment of Urea Cycle Disorder, and the over-the-counter brand ESOTERICA®.
Forward-Looking Statements
This press release contains “forward-looking statements” within the meaning of the Securities Litigation Reform Act. All statements included in this press release that address activities, events or developments that Medicis expects, believes or anticipates will or may occur in the future are forward-looking statements, including the expected benefits of Medicis’ agreement with Ipsen, the payment of certain milestone payments to Ipsen and the entry by Medicis and Ipsen into a European distribution agreement relating to Ipsen’s botulinum toxin product. These statements are based on certain assumptions made by Medicis based on its experience and perception of historical trends, current conditions, expected future developments and other factors it believes are appropriate in the circumstances. No assurances can be given, however, that these activities, events or developments will occur or that such results will be achieved. Such statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond the control of Medicis.
The Company’s business is subject to all risk factors outlined in the Company’s most recent annual report on Form 10-K and other documents we file with the Securities and Exchange Commission. At the time of this press release, the Company cannot, among other things, assess the likelihood, timing or forthcoming results of research and development projects and the risks associated with the FDA approval process, risks associated with significant competition within the Company’s industry, nor can the Company validate its assumptions of the full impact on its business of the approval of competitive generic versions of the Company’s core brands, in particular, the recent approval of a generic LOPROX® Cream and LOPROX® TS, or a substitutable DYNACIN® Tablet form, and any future competitive product approvals that may affect the Company’s brands. Additionally, Medicis may acquire and/or license rights, products or technologies, including rights with respect to Ipsen’s botulinum toxin product, from third parties to enter into new strategic markets. The Company periodically makes up-front, non-refundable payments to third parties for research and development work, which has been completed and periodically makes additional non-refundable payments for the achievement of various milestones. There can be no certainty in which periods these potential payments could be made, nor if any payments such as these will be made at all. Any estimated future guidance does not include the potential payments associated with any such transactions. Also, there are a number of additional important factors that could cause actual results to differ materially from those projected, including the anticipated size of the markets for Medicis’ products, the availability of product supply and the receipt of required regulatory approvals; the risks and uncertainties normally incident to the pharmaceutical and medical device industries including product liability claims, the introduction of federal and/or state regulations relating to the Company’s business, dependence on sales of key products, the uncertainty of future financial results and fluctuations in operating results, dependence on Medicis’ strategy including the uncertainty of license payments and/or other payments due from third parties, the timing and success of new product development by Medicis or third parties, competitive product introductions, the risks of pending and future litigation or government investigations and other risks described from time to time in Medicis’ SEC filings including its Annual Report on Form 10-K for the year ended June 30, 2005, and other documents we file with the Securities and Exchange Commission. Forward-looking statements represent the judgment of Medicis’ management as of the date of this release, and Medicis disclaims any intent or obligation to update any forward-looking statements contained herein, which speak as of the date hereof.
NOTE: Full prescribing information for any Medicis prescription product is available by contacting the Company. OMNICEF® is a registered trademark of Abbott Laboratories, Inc. under a license from Fujisawa Pharmaceutical Co., Ltd. RESTYLANE® is a registered trademark of HA North American Sales AB, a subsidiary of Medicis Pharmaceutical Corporation. Dysport® is a registered trademark of Ipsen. Reloxin® will, under the agreement, be the registered trademark of Medicis. All other marks (or brands) and names are the property of Medicis or its Affiliates.
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